Exhibit 99(a)

Windstream reports first-quarter earnings results

•	Generates $216 million in pro forma adjusted free cash flow and a dividend payout ratio of 51 percent
•	Produces $393 million in business services revenues, essentially the same year-over-year and representing 43 percent of total revenues
•	Adds approximately 36,000 new high-speed Internet customers and about 12,000 new digital TV customers
•	Access lines decline 3.9 percent year-over-year resulting in the lowest percentage loss the company has reported

Release date: May 5, 2010

LITTLE ROCK, Ark. – Windstream Corp. (Nasdaq: WIN) today reported first-quarter earnings results highlighted by improving revenue and access line trends.

“I am very pleased with our results for the first quarter. Many of our key operating metrics continued to improve, and we delivered solid financial results with improving revenue trends, which is important to sustaining cash flows over the long term,” said Jeff Gardner president and chief executive officer. “Progress integrating our recent acquisitions remains on track and in-line with our expectations. We expect to close the acquisition of Iowa Telecom by the end of the second quarter pending FCC approval, which is the last remaining regulatory review needed.”

Windstream’s first-quarter results under Generally Accepted Accounting Principles (GAAP) include $14 million in after-tax merger and integration costs, which lowered earnings per share by roughly 3 cents:

First-quarter financial results:

Under GAAP:

•	Total revenues were $848 million, a 12 percent increase from a year ago.

•	Operating income was $247 million, a decrease of 2 percent year-over-year.

•	Net income was $74 million, a 16 percent decrease from a year ago, or 17 cents of diluted earnings per share.

•	Capital expenditures were $61 million, a 4 percent decrease year-over-year.

Under pro forma results:

•	Total revenues were $905 million, a 2.8 percent decrease from a year ago.

•	Business service revenues were $393 million, essentially flat year-over-year and representing approximately 43 percent of total revenues.

•	Operating income was $273 million, an increase of 1 percent year-over-year.

•	Operating income before depreciation and amortization (OIBDA) was $438 million, essentially the same year-over-year.

•

Adjusted OIBDA, which excludes non-cash pension expense, non-cash stock compensation expense and restructuring charges, was approximately $457 million, a 2 percent decline from a year ago, resulting in an adjusted OIBDA margin of approximately 50.5 percent.

•	Capital expenditures were $64 million, a 33 percent decrease from a year ago.

•	Adjusted free cash flow – defined as adjusted OIBDA minus cash interest, cash taxes and capital expenditures – was $216 million. The dividend payout ratio was 51 percent.

First-quarter operating results:

Windstream added approximately 36,000 new high-speed Internet customers during the first quarter, bringing its total broadband customer base to approximately 1.17 million customers, an increase of 10 percent year-over-year. Overall broadband penetration is now 40 percent of voice lines, and residential broadband penetration is approximately 57 percent of primary residential lines.

Windstream added more than 12,000 new digital TV customers in the quarter, bringing its total customer base to approximately 382,000, or 21 percent penetration of primary residential lines.

Total access lines declined by approximately 23,000. Total lines at the end of the quarter were 3.1 million, a decline of approximately 3.9 percent year-over-year resulting in the lowest percentage loss the company has reported.

In the business channel, advanced data and integrated solutions, which consists of voice and data connections, increased almost 2 percent, largely the result of the continued growth in the former NuVox markets.

Conference call

Windstream will hold a conference call at 4:30 p.m. CDT today to review the company’s first-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-700-0133, conference ID 39320578, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 7:30 p.m. CDT today and ending at midnight CDT on May 13. The replay can be accessed by dialing 1-888-286-8010, conference ID 77396439.

Webcast information:

The conference call also will be streamed live over the company’s website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 7:30 p.m. CDT today.

Additional Information and Where to Find It

In connection with the proposed merger of Windstream and Iowa Telecom, Windstream has filed a Registration Statement on Form S-4 with the SEC that contains a proxy statement/prospectus. Iowa Telecom investors and security holders are advised to read the proxy statement/prospectus and any other relevant documents filed with the SEC because these documents contain important information about Iowa Telecom, Windstream and the proposed merger. Investors and security holders may obtain a free copy of the proxy statement/prospectus available at the SEC’s Web site at www.sec.gov. Free copies of the proxy statement/prospectus may also be obtained from Windstream upon written request to Windstream investor Relations, 4001 Rodney Parham Road, Little Rock, AR 72212 or by calling (866) 320-7922, or from Iowa Telecom upon written request to Iowa Telecommunications Services, Inc., 403 W. Fourth Street North, Newton, IA 50208 or by calling 1-641-787-2089.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 company with communications operations in 21 states and about $3.7 billion in annual revenues. Windstream provides phone, high-speed Internet and high-definition digital TV services. The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. For more information about Windstream, visit www.windstream.com.

Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc., Lexcom, Inc. and NuVox, Inc., and to exclude the results of the disposed out-of-territory product distribution operations and all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;
•	the extent, timing and overall effects of competition in the communications business;
•	continued access line loss;
•	the impact of new, emerging or competing technologies;
•	the adoption of intercarrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;
•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;
•	unexpected adverse results related to our data center migration;
•

adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which our competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;
•	the effects of federal and state legislation, and rules and regulations governing the communications industry;
•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;
•	unexpected results of litigation;
•	unexpected rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;
•	the effects of work stoppages;
•	the impact of equipment failure, natural disasters or terrorist acts;
•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets;
•	changes in federal, state and local tax laws and rates; and
•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2009, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED
	March 31, 2010	March 31, 2009	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$828.4	$720.8	$107.6	15
Product sales	19.5	34.2	(14.7)	(43)

Total revenues and sales	847.9	755.0	92.9	12

Costs and expenses:
Cost of services	294.8	251.2	43.6	17
Cost of products sold	16.3	30.3	(14.0)	(46)
Selling, general, administrative and other	111.4	89.0	22.4	25
Depreciation and amortization	155.4	132.0	23.4	18
Restructuring charges	—	(0.1)	0.1	100
Merger and integration costs	23.2	—	23.2	100

Total costs and expenses	601.1	502.4	98.7	20

Operating income	246.8	252.6	(5.8)	(2)
Other income (expense), net	(0.3)	0.8	(1.1)	(138)
Interest expense	(123.0)	(99.7)	23.3	23

Income before income taxes	123.5	153.7	(30.2)	(20)
Income taxes	49.4	65.5	(16.1)	(25)

Net income	$74.1	$88.2	$(14.1)	(16)

Weighted average common shares	444.7	436.0	8.7	2

Basic and diluted earnings per share:
Net income	$0.17	$0.20	$(0.03)	(15)

PRO FORMA RESULTS OF OPERATIONS (A):
Revenues and sales	$905.2	$931.7	$(26.5)	(3)
OIBDA (B)	$437.5	$436.8	$0.7	—
Adjusted OIBDA (C)	$456.8	$465.0	$(8.2)	(2)

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc. (“D&E”), Lexcom Inc. (“Lexcom”) and NuVox Inc. (“NuVox”), and to exclude the results of the disposed out-of-territory product distribution operations and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.
(B)	OIBDA is operating income before depreciation and amortization.
(C)	Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Voice lines and customer connections in thousands, dollars in millions)

	THREE MONTHS ENDED
	March 31, 2010	March 31, 2009	Increase (Decrease) Amount	%
UNDER GAAP:
Voice lines	2,890.5	2,847.6	42.9	2
Net voice line losses:
Internal	(23.9)	(43.2)	(19.3)	(45)
Acquired	—	—	—	—

Net voice line losses	(23.9)	(43.2)	(19.3)	(45)

High-speed Internet customers	1,167.9	1,009.7	158.2	16
Advanced data and integrated solutions	142.7	40.2	102.5	255

Total data and integrated solutions	1,310.6	1,049.9	260.7	25

Net high-speed Internet additions:
Internal	35.8	30.9	4.9	16
Acquired	—	—	—	—

Net high-speed Internet additions	35.8	30.9	4.9	16

Net data and integrated solution additions:
Internal	35.4	32.7	2.7	8
Acquired	103.6	—	103.6	100

Net data and integrated solution additions	139.0	32.7	106.3	325

Special access circuits	81.4	77.6	3.8	5
Access lines (A)	3,114.6	2,965.4	149.2	5
Digital television customers	381.8	315.1	66.7	21

Total connections	4,664.3	4,290.2	374.1	9

Capital expenditures	$60.5	$62.8	$(2.3)	(4)

FROM PRO FORMA RESULTS (B):
Voice lines	2,890.5	3,019.0	(128.5)	(4)
Net voice line losses	(23.9)	(45.9)	(22.0)	(48)

High-speed Internet customers	1,167.9	1,062.4	105.5	10
Advanced data and integrated solutions	142.7	140.5	2.2	2

Total data and integrated solutions	1,310.6	1,202.9	107.7	9

Net high-speed Internet additions	35.8	32.7	3.1	9
Net data and integrated solution additions	35.8	36.2	(0.4)	(1)
Special access circuits	81.4	79.9	1.5	2
Access lines (A)	3,114.6	3,239.4	(124.8)	(4)
Digital television customers	381.8	335.3	46.5	14

Total connections	4,664.3	4,637.1	27.2	1

Capital expenditures	$64.3	$96.5	$(32.2)	(33)

(A)	Access lines include voice lines, special access circuits and advanced data and integrated solutions.
(B)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom and NuVox, and to exclude the results of the disposed out-of-territory product distribution operations, and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	March 31, 2010	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$580.1	$1,062.9
Accounts receivable (less allowance for doubtful accounts of $15.7 and $18.5, respectively)	321.0	291.7
Inventories	31.9	26.1
Deferred income taxes	27.3	21.7
Prepaid expenses and other	56.1	53.6

Total current assets	1,016.4	1,456.0

Goodwill	2,639.9	2,344.4
Other intangibles, net	1,408.5	1,253.3
Net property, plant and equipment	4,167.2	3,992.6
Other assets	95.4	99.1

TOTAL ASSETS	$9,327.4	$9,145.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

	March 31, 2010	December 31, 2009
CURRENT LIABILITIES:
Current maturities of long-term debt	$28.3	$23.8
Current portion of interest rate swaps	46.2	45.8
Accounts payable	178.7	158.5
Advance payments and customer deposits	110.5	95.2
Accrued dividends	114.2	109.2
Accrued taxes	87.6	60.6
Accrued interest	108.5	156.0
Other current liabilities	47.4	60.2

Total current liabilities	721.4	709.3

Long-term debt	6,266.7	6,271.4
Deferred income taxes	1,412.5	1,372.0
Other liabilities	523.9	532.0

Total liabilities	8,924.5	8,884.7

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	268.1	83.6
Accumulated other comprehensive loss	(210.6)	(208.3)
Retained earnings	345.4	385.4

Total shareholders’ equity	402.9	260.7

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,327.4	$9,145.4

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	THREE MONTHS ENDED
	March 31, 2010	March 31, 2009
Cash Provided from Operations:
Net income	$74.1	$88.2
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	155.4	132.0
Provision for doubtful accounts	8.6	9.3
Stock-based compensation expense	3.5	5.2
Pension and post retirement benefits expense	14.9	24.5
Deferred taxes	7.1	36.4
Other, net	3.3	1.5
Changes in operating assets and liabilities, net:
Accounts receivable	1.7	19.4
Prepaid and other expenses	(10.1)	(7.2)
Accounts payable	(17.2)	(17.1)
Accrued interest	(48.0)	(72.7)
Accrued taxes	19.8	23.9
Other current liabilities	(16.2)	(29.5)
Other liabilities	(22.0)	(4.7)
Other, net	(1.4)	5.8

Net cash provided from operations	173.5	215.0

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(60.5)	(62.8)
Acquisition of NuVox, net of cash acquired	(198.4)	—
Other, net	0.6	—

Net cash used in investing activities	(258.3)	(62.8)

Cash Flows from Financing Activities:
Dividends paid on common shares	(109.2)	(109.9)
Stock repurchase	—	(20.7)
Repayment of debt	(284.5)	(3.6)
Other, net	(4.3)	(2.4)

Net cash used in financing activities	(398.0)	(136.6)

Increase (decrease) in cash and cash equivalents	(482.8)	15.6

Cash and Cash Equivalents:
Beginning of period	1,062.9	296.6

End of period	$580.1	$312.2

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA (A) REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA (NON-GAAP)-Page 5

(In millions)

		THREE MONTHS ENDED
		March 31, 2010	March 31, 2009
Revenues and sales under GAAP		$847.9	$755.0

Pro forma adjustments:
D&E revenues and sales prior to acquisition	(B)	—	35.9
Lexcom revenues and sales prior to acquisition	(B)	—	10.9
Out-of-territory product distribution operations revenues and sales	(C)	—	(12.7)
NuVox revenues and sales prior to acquisition	(B)	57.3	142.6

Pro forma revenues and sales		$905.2	$931.7

Operating income from continuing operations under GAAP		$246.8	$252.6

Pro forma adjustments:
D&E operating income, excluding M&I costs prior to acquisition	(B)	—	8.8
D&E intangible asset amortization	(E)	—	(1.0)
Lexcom operating income, excluding M&I costs prior to acquisition	(B)	—	3.7
Lexcom intangible asset amortization	(E)	—	(0.4)
Operating income from disposed out-of-territory product distribution operations	(C)	—	(0.2)
NuVox operating income, excluding M&I costs prior to acquisition	(B)	4.1	10.4
NuVox intangible asset amortization	(E)	(1.5)	(3.9)
M&I costs	(F)	23.2	—

Pro forma operating income		272.6	270.0

Depreciation and amortization	(F)	155.4	132.0
Depreciation and amortization of D&E prior to acquisition	(G)	—	8.0
Depreciation and amortization of Lexcom prior to acquisition	(G)	—	2.6
Depreciation and amortization of NuVox prior to acquisition	(G)	9.5	24.2

Pro forma OIBDA		437.5	436.8

Other adjustments:
Pension expense	(F)	15.7	22.6
Restructuring charges	(F)	—	(0.1)
Stock-based compensation	(F)	3.5	5.2
Stock-based compensation of D&E prior to acquisition	(D)	—	0.1
Stock-based compensation of NuVox prior to acquisition	(D)	0.1	0.4

Pro forma adjusted OIBDA		$456.8	$465.0

Capital expenditures under GAAP		$60.5	$62.8

Pro forma adjustments:
D&E capital expenditures prior to acquisition	(D)	—	5.7
Lexcom capital expenditures prior to acquisition	(D)	—	0.9
NuVox capital expenditures prior to acquisition	(D)	3.8	27.1

Pro forma capital expenditures		$64.3	$96.5

NOTES TO UNAUDITED RECONCILIATIONS OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results.

Pending Acquisition:

•

On November 23, 2009, the Company entered into a merger agreement with Iowa Telecommunications Services, Inc. (“Iowa Telecom”). Under the terms of the agreement, Iowa shareholders will receive 0.804 shares of Windstream common stock and $7.90 in cash per each share of outstanding Iowa Telecom stock. Windstream expects to complete this acquisition during the second quarter of 2010.

Completed Acquisitions:

•

On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”). The Nuvox acquisition added approximately 104,000 data and integrated solution connections in complementary markets in 16 states.

•

On December 1, 2009, Windstream completed the acquisition of Lexcom, Inc. (“Lexcom”). The Lexcom acquisition added approximately 22,000 access lines, 9,000 high-speed Internet customers and 12,000 digital television customers in North Carolina.

•

On November 10, 2009, Windstream completed the acquisition of D&E Communications, Inc. (“D&E”). The D&E acquisition added approximately 145,000 access lines, 45,000 high-speed Internet customers and 9,000 digital television customers in central Pennsylvania.

Dispositions:

•

On August 21, 2009, Windstream completed the sale of its out-of-territory product distribution operations to Walker and Associates of North Carolina, Inc. (“Walker”) for approximately $5.3 million in total consideration. These operations were not central to the Company’s strategic goals in its core communications business.

As disclosed in the Windstream Form 8-K filed on May 5, 2010, the Company has presented in this earnings release unaudited pro forma results, which includes results from D&E, Lexcom and NuVox for periods prior to the acquisitions and excludes (1) results from the out-of-territory product distribution operations prior to the disposition and (2) all merger and integration (“M&I”) costs resulting from the completed and pending transactions discussed above. In addition to pro forma adjustments, the Company has made adjustments to exclude the impact of restructuring charges, pension and stock-based compensation.

Windstream’s purpose for including the results of acquired businesses and for excluding non-recurring items, the results of disposed operations, restructuring charges, pension and stock-based compensation is to improve the comparability of results of operations for the three month period ended March 31, 2010, to the results of operations for the same period of 2009 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results, including pro forma revenues and sales, pro forma OIBDA and pro forma adjusted OIBDA as key measures of its operational performance. Windstream management, including the chief operating decision-maker, consistently use these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom and NuVox, and to exclude the results of the disposed out-of-territory product distribution operations and M&I costs related to strategic transactions.

(B)	To reflect the pre-acquisition operating results of D&E, Lexcom and NuVox, adjusted to exclude M&I costs.

(C)	To reflect the Company’s disposition of the out-of-territory product distribution operations.

(D)	Represents applicable item as reported under GAAP by D&E, Lexcom and NuVox, prior to the acquisitions.

(E)	To reflect intangible asset amortization prior to the acquisitions of D&E, Lexcom and NuVox, respectively.

(F)	Represents applicable expense as reported under GAAP.

(G)	Represents depreciation and amortization of D&E, Lexcom and NuVox, respectively, as adjusted in note (E).

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